Exhibit 10.22

PARAGON SOLUTIONS, INC.

INCENTIVE STOCK PLAN

1.  Purpose.  The Paragon Solutions, Inc. Incentive Stock Plan (the “Plan”) is intended to provide incentives which will attract and retain highly competent persons as officers and employees of Paragon Solutions, Inc. and its designated subsidiaries (collectively, the “Company”), as well as independent contractors providing consulting or advisory services to the Company (including members of the Company’s Board of Directors (the “Board”)), by providing them opportunities to acquire shares of common stock of Paragon Solutions, Inc. (“Common Shares”) pursuant to Options, as described herein.

2.  Administration.

(a)  The Plan will be administered by the Board unless and until the Board delegates, or is required to delegate, administration to a Committee, as provided in Sections 2(b) or 2(c) below.  The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Options granted hereunder as it deems necessary or advisable.  All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.  No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

(b)  The Board may delegate all or any portion of administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”).  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may terminate all or any portion of the Committee’s authority under the Plan at any time and revest in the Board all or any portion of the administration of the Plan.

(c)  The Board shall be required to delegate administration of the Plan to a Committee, all of whose members shall be “nonemployee directors,” effective on and after the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).  Any “nonemployee director” shall otherwise comply with the requirements of Rule 16b-3 of the Exchange Act as in effect at the relevant time and, to the extent necessary, Internal Revenue Code Section 162(m).

3.  Participants.  Participants will consist of such officers and employees of the Company, and independent contractors providing consulting or advisory services to the Company (including members of the Board), as the Board, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Options under the Plan.  Designation as a participant in any year shall not require the Board to designate such person to receive an Option in any other year or, once designated, to receive the same type or amount of Options as granted to the participant, or any other participant, in any year.  The Board shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Options.

4.  Shares Reserved under the Plan.  There is hereby reserved for issuance under the Plan an aggregate of 773,620 Common Shares.  Any shares subject to any form of Option hereunder may thereafter be subject to new Options under this Plan if there is a lapse, expiration or termination of any such Options granted prior to issuance of the shares, or if shares are issued under Options and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.  All of the available Common Shares may, but need not, be issued pursuant to Incentive Stock Options (as defined below).

5.  Options.  Options will consist of awards from the Company that will enable the holder to purchase a specific number of Common Shares, at set terms and at a fixed purchase price.  Options may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) or Options that do not constitute Incentive Stock Options (“Nonqualified Stock Options,” and together with Incentive Stock Options, “Options”).  The Board will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options.  Each Option shall be evidenced by a written option agreement in such form and shall be subject to such terms and conditions as the Board may approve from time to time, including without limitation the following:

(a)  Exercise Price.  Each Option granted hereunder shall have such per-share exercise price as the Board may determine at the date of grant; provided, however, that the per-share exercise price for Nonqualified Stock Options shall not be less than 85% of the Fair Market Value of the Common Shares on the date the option is granted, and provided further that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted

(b)  Payment of Exercise Price.  The option exercise price may be paid by check or, in the discretion of the Board, by the delivery (or certification of ownership) of Common Shares of the Company then owned by the participant; provided, however, that payment of the exercise price by delivery of Common Shares of the Company then owned by the participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board.  In the discretion of the Board, if Common Shares are readily tradeable on a national securities exchange or other market system at the time of option exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(c)  Exercise Period.  Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Board; provided, however, that Nonqualified Stock Options shall not be exercisable more than 15 years after the date they are granted and Incentive Stock Options shall not be exercisable more than 10 years after the date they are granted.  All Options shall terminate at such earlier times and upon such conditions or circumstances as the Board shall in its sole discretion set forth in such option at the date of grant, including but not limited to limitations on exercisability following termination of the participant’s employment or consulting relationship.

(d)  Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code) at the date of grant.  The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.  Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

(e)  Redesignation as Nonqualified Stock Options.  Options designated as Incentive Stock Options that fail to meet the requirements of Section 422 of the Internal Revenue Code shall be redesignated as nonqualified options for Federal income tax purposes automatically without further action by the Board on the date of such failure to continue to meet the requirements of Section 422 of the Code.

(f)  Limitation of Rights in Shares.  The recipient of an Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

(g)  Individual Limitation on Number of Shares.  Following the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, the maximum number of Common Shares with respect to which Options may be granted during any calendar year to any one participant under this Plan shall not exceed 10% of authorized stock for options pursuant to Section 4, subject to adjustment as provided in Section 6.

6.  Adjustment Provisions.

(a)  If the Company shall at any time change the number of issued Common Shares without new consideration to the Company by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Shares, the total number of shares available for Options under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Option and the exercise price thereunder shall be adjusted so that the net value of such Option shall not be changed, all of the foregoing, including the appropriations of any such adjustment as determined by the Board, in its discretion.  It is specifically understood that the provisions of this subsection (a) are intended to apply solely to capital events that are independent of, and unrelated to, any transaction involving the direct or indirect sale or issuance of securities of the Company for value (and irrespective of the adequacy of the consideration so paid).

(b)  In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), subject to the provisions of this Plan and any limitation applicable to the Option, any participant to whom an Option has been granted shall have the right thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares that might have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition.  The term “Acquisition Consideration” shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

(c)  Notwithstanding any other provision of this Plan to the contrary, whether express or implied, the Board may, in its sole discretion, by providing at least 30-days prior written notice to the participant, elect to (i) accelerate the date of expiration of outstanding Options to the effective date of an Acquisition or (ii) require that in lieu of the exercise of an Option, that the participant be provided with a net payment as set forth in this Section 6(c).  Any payments to be made to a participant under this Section 6(c) shall be in an amount equal to the excess, if any, of (i) the fair market value of the Common Stock on the effective date of the Acquisition over (ii) the exercise price as provided herein, multiplied by the number of shares for which the number of option shares with respect to which such payment is being made, less any required withholding taxes.  Payments under this Section 6(c) may be made, in the sole discretion of the Company, (i) in cash, (ii) in the Acquisition Consideration being paid in connection with such Acquisition, or (iii) any combination of the foregoing.

7.  Nontransferability.

(a)  Each Option granted under the Plan to a participant shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by him.  In the event of the death of a participant while the participant is rendering employment, consulting or advisory services to the Company, each Option theretofore granted to him shall be exercisable during such period after his death as the Board shall in its discretion set forth in such option at the date of grant (but not beyond the stated duration of the option) and then only:

(i)  By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii)  To the extent that the deceased participant was entitled to do so at the date of his death.

(b)  Notwithstanding Section 7(a), in the discretion of the Board, Options granted hereunder may be transferred to members of the participant’s immediate family (which for purposes of this Plan shall be limited to the participant’s children, grandchildren and spouse), or to one or more trusts for the benefit of such family members, or to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, but only if the Option expressly so provides.

8.  Other Provisions.  Options granted under the Plan may also be subject to such other provisions (whether or not applicable to any other Options awarded under the Plan to the participant or to any other participant) as the Board determines appropriate, including without limitation, provisions for the installment purchase of Common Shares, provisions to assist the participant in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Shares acquired under any form of Option, provisions for the deferral of option gains, provisions for the acceleration of exercisability and/or early termination of Options in the event of a change of control of the Company, provisions for the payment of the value of Options to participants in the event of a change of control of the Company, provisions for the forfeiture of the Options, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

9.  Fair Market Value.  For purposes of this Plan and any Options awarded hereunder, the Fair Market Value of Common Shares shall be the mean between the highest and lowest sale prices for the Company’s Common Shares as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Shares are primarily traded) on the date of calculation (or on the next preceding trading date if Common Shares were not traded on the date of calculation); provided, however, that if the Company’s Common Shares are not at any time readily tradeable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Common Shares of the Company.

10.  Withholding.  All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local income and/or employment tax withholding requirements.  If the Company proposes or is required to distribute Common Shares pursuant to the exercise of Options, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Shares.  The Board may, in its discretion and subject to such rules as it may adopt, permit an optionee to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of an Option, by electing to have the Company withhold Common Shares having a Fair Market Value equal to the amount of taxes required to be withheld.

11.  Tenure.  A participant’s right, if any, to continue to serve the Company as an officer, employee, consultant, advisor, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment, consulting or advisory relationship, or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Option.

12.  Duration, Amendment and Termination.  No Option shall be granted after November 5, 2009; provided, however, that the terms and conditions applicable to any Option granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein.  Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Options may be granted to such participant in substitution and exchange for, and in cancellation of, any Options previously granted such participant under this Plan, or any other present or future plan of the Company.  The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation.  However, no action authorized by this Section 12 shall reduce the amount of any outstanding Option or change the terms or conditions thereof without the participant’s consent.

13.  Governing Law.  This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

14.                               Approval.  The Plan was adopted by the Board of the Company on September 24, 1999 and the shareholders of the Company on November 19, 1999.